Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139350) of Corel Corporation of our report dated February 22, 2007 relating to the financial statements, which appear in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 22, 2007 relating to the financial statement schedules, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Ottawa, Canada
February 22, 2007